Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-197545 on Form S-8 pertaining to the Second Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan,
(2)	Registration Statement No. 333-182296 on Form S-8 pertaining to the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan,
(3)	Registration Statement No. 333-182297 on Form S-4 filed on June 22, 2012,
(4)	Registration Statement No. 333-206119 on Form S-3 filed on August 5, 2015, as amended on August 21, 2015,
(5)	Registration Statement No. 333-167065 on Form S-8 pertaining to the CryoLife, Inc. Employee Stock Purchase Plan,
(6)	Registration Statement No. 333-159608 on Form S-8 pertaining to the CryoLife, Inc. 2009 Employee Stock Incentive Plan,
(7)	Registration Statement No. 333-104637 on Form S-8 pertaining to the CryoLife, Inc. 2002 Stock Incentive Plan, and
(8)	Registration Statement No. 333-119137 on Form S-8 pertaining to the CryoLife, Inc. 2004 Employee Stock Incentive Plan;

of our reports dated March 9, 2018, with respect to the consolidated financial statements of CryoLife, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of CryoLife, Inc. and subsidiaries included in this Annual Report (Form 10-K) of CryoLife, Inc. and subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 9, 2018